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                                                                    Exhibit 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of ACE Limited on Form S-3 (Registration No. 333-78841) of our reports dated November 4, 1998 relating to the consolidated financial statements and financial statement schedules, which are incorporated by reference or included in ACE Limited's Annual Report on Form 10-K for the year ended September 30, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
August 5, 1999